EXHIBIT 10.67

        Office Lease - 26 South Tejon Street, Colorado Springs, Colorado


                            BUSINESS LEASE AGREEMENT

     THIS LEASE AGREEMENT made and entered into this 15th day of August, 1996, by and between Centre Development Company of Colorado Springs, LLC, a Colorado Limited Liability CO hereinafter called "Landlord", and Century Casinos, hereinafter called "Tenant".

     WITNESSETH:

     The Landlord does hereby lease to Tenant and the Tenant does hereby take and hire from the Landlord, the following described real property situated in the County of El Paso, and State of Colorado, to-wit: 2,310 square feet at 26/28 South Tejon Street, Colorado Springs, Colorado. (hereinafter referred to as the Leased Premises) upon the following expressed terms and conditions, to-wit:

     1. The term of this Lease shall commence on the 15th day of September, 1996, and shall continue for a period of three (3) year(s) thereafter, expiring on the 30th day of September, 1999.

     The Tenant agrees to pay the Landlord as rent for the Leased Premises the total sum of ninety three thousand five hundred fifty-five Dollars ($93,555.00), which sum of money shall be payable in the following manner:

     monthly rental in the amount of $2,598.75

     3. The Tenant expressly covenants and agrees to use the Leased Premises for the following purpose: general office, and for no other purpose whatsoever, without the prior written consent of the Landlord to such change in use of the Leased Premises.

     4. This Lease may not be assigned or the Leased Premises sublet during the term of this lease without the prior written consent of the Landlord to such assignment or subletting; provided, however, that consent to assignment of this Lease or subletting of the Leased Premises shall not be unreasonably withheld by the Landlord if such assignment shall be to a financially responsible assignee, and provided, further, the assignee shall, in consideration of such consent, become personally responsible for the performance of this Lease and no assignment hereof shall relieve the original Tenant of personal responsibility herein.

     5. The Landlord shall pay all real property taxes for the Leased Premises during the term of this Lease, and the Tenant shall pay all personal property taxes accruing during the term of this Lease, for personal property owned by the Tenant and kept on the Leased Premises.

     6. All utilities used on the Premises during the term of this Lease shall be paid for by the Tenant.

     7. The Landlord agrees to carry sufficient fire and extended coverage insurance on the Leased Premises during the term of this Lease to cover the cost of rebuilding or repairing the Leased Premises in the event of total or partial destruction thereof. The Tenant agrees to carry and maintain public liability insurance for the Leased Premises in such amount and with such company as the Landlord and Tenant may agree upon during the term of this Lease.

     8. The Landlord shall be responsible for the exterior maintenance of the Leased Premises during the term of this Lease, and the maintenance of any parking lot facility contiguous thereto which is used in conjunction with the Leased Premises. All maintenance, repairs, alterations or additions to the interior of the premises shall be made by the Tenant.

Initials: TENANT_________                                     LANDLORD_________
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     9. The  Landlord  may enter upon and  inspect  the Leased  Premises  at all reasonable times during the term thereof.

     10. Following termination of the Term, if Landlord so requests in writing, Tenant shall immediately and at its own expense remove its exterior signs and any additions, fixtures and installations placed in the Premises by, through, or under Tenant and designated in such request, and repair any damage occasioned by any such removal. Tenant shall surrender the premises broom clean and in good condition and repair, except only reasonable wear and tear and conditions for which Tenant is not responsible hereunder. All improvements placed upon the Leased Premises of a permanent nature by the Tenant shall be and become the property of the Landlord at the expiration of this Lease, and the Landlord shall be under no obligation to reimburse the Tenant for any sums of money so expended in making permanent improvements on the Leased Premises; provided, however, that at the expiration of the term of this Lease the Tenant shall be entitled to remove the following items installed, or to be installed on the premises by the Tenant, and the provisions of this paragraph shall not be construed to prevent the removal of said items, to-wit:_____________________________________________
______________________________________________________________________________.

     11. Should the Leased Premised be destroyed or rendered uninhabitable through no act or fault of the Tenant, either by fire, act of God, or otherwise, then this Lease may be forthwith terminated by the Tenant, at his option, unless the Landlord, at his own expense, shall reconstruct said premises and render it suitable for the Tenant's business within a period of ninety (90) days, it being understood by the parties hereto that the rentals shall be suspended during the period of time when said premises are rendered uninhabitable and unusable for the Tenant's business.

     12. The Tenant promises and agrees that if default be made in the payment of rents or in the performance of any other conditions of the Lease, that this Lease may be forthwith terminated at the election of Landlord and that the Tenant will immediately surrender and deliver up possession of the Leased Premises to the Landlord upon receiving written notice from the Landlord of the breach of conditions of this Lease and election of the Landlord to so terminate the Lease. In the event of such default by the Tenant, then the Landlord, besides other rights or remedies he may have, shall have the immediate right of re-entry and the right to remove all persons and property from the Leased Premises at the expense of the Tenant. Should the Landlord elect to re-enter, as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any notice provided for by law, he may either terminate this Lease, or he may, from time to time, without terminating this Lease, re-let or re-lease the Leased Premises or any part thereof for such amount of rental and upon such terms and conditions as the Landlord, in his sole discretion and judgment, may deem advisable, and he may make such alterations, improvements and repairs to the Leased Premises as he may deem advisable. No such re-letting or re-leasing of the Leased Premises by the Landlord, under the circumstances set forth in this paragraph, shall be construed as an election on the Landlord's part to terminate or cancel this Lease, unless a written notice of such termination or cancellation is mailed by the Landlord to the Tenant at the address of the Leased Premises, nor shall such re-letting or re-leasing relieve the Tenant from liability to the Landlord for any and all damages, of whatsoever type or nature, which the Landlord may have or will suffer or incur as a result of the Tenant's breach of any of the terms, covenants, provisions and conditions herein contained. Notwithstanding any such re-letting or re-leasing without termination of this Lease by the Landlord, the Landlord may at any time thereafter elect to terminate the Lease for such previous breach of the Tenant. In the event it should become necessary for the Landlord to employ an attorney to enforce any of the provisions hereof, or to enforce any of them in legal proceedings, Landlord shall be entitled to recover of Tenant his costs in such behalf expended, plus a reasonable attorney's fee.

Initials: TENANT_________                                     LANDLORD_________
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     13. In the event  this  Lease is  terminated  by reason of the  default  of
Tenant, it is understood and agreed that the Landlord shall be entitled to retain any advance rental deposit herein made, to partially compensate Landlord for damages suffered by reason of such default. Nothing herein contained shall be construed, however, as precluding the Landlord from recovering from Tenant any further or additional damages which he may have suffered by reason of such default of the Tenant as provided in paragraph 12 hereof.

     14. Upon expiration of the term of this Lease, or any extension thereof, the Tenant agrees to surrender and deliver up possession of the Leased Premises to the Landlord in as good condition and repair as the same are at this time, ordinary wear and tear expected. In the event the Leased Premises shall be damaged beyond reasonable wear and tear, the Tenant agrees to immediately pay the Landlord such sum of money as shall be reasonably expended by the Landlord in restoring the Leased Premises to its former condition.

     15. Should the Tenant continue in possession of the Leased Premises after the expiration of this Lease, without a written extension or renewal hereof, such possession shall be on a month-to-month basis only and then at a monthly rate herein specified.

     16. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the obligations, covenants or agreements herein contained, or the failure of Landlord in any one or more instances to exercise any option, privilege or right herein contained, shall in no way be construed to constitute a waiver, relinquishment or release of such obligations, covenants or agreements and no forbearance by the Landlord of any default hereunder shall in any manner be construed as constituting a waiver of such default.

     17. Not used.

     18. If the Tenant shall be declared insolvent or bankrupt, or if any assignment of his property shall be made for the benefit of his creditors or others, or if the Tenant's leasehold interest herein shall be levied upon under execution, or taken by virtue of any writ of any Court of Law, or if a Trustee in Bankruptcy or a receiver is appointed for the property of the Tenant, then and upon the happening of any one of these events, the Landlord may, at his option, immediately, with or without notice, terminate and cancel this Lease, and immediately retake possession of the Leased Premises without thereby occasioning any forfeiture of the obligations of the Tenant previously accrued under this Lease.

     19. In the event all or any part of the Leased Premises shall be taken by right of eminent domain, or in the event the Landlord makes a conveyance of all or any part of the Leased Premises in lieu of a taking by right of eminent domain, then this Lease shall, at the option of the Landlord, cease and terminate. In such event, the Tenant shall not be required to make any further rental payments to the Landlord and the Tenant shall have the right to remove from the Leased Premises any and all furniture, machinery and fixtures set forth in paragraph 10 hereof. In such event of a taking of all or part of the Leased Premises by right of eminent domain or a conveyance in lieu of such taking, the Landlord shall receive the entire award or price which the condemning or taking governmental authority will pay for the Lease Premises.

Initials: TENANT_________                                     LANDLORD_________

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     20.  This  Lease  Agreement  is  further  subject  to any and  all  special conditions which are contained on this Lease in the appropriate space provided therefore.

     21. Wherever used herein, the singular shall include the plural, and the use of any gender shall be applicable to all genders.

     22. This Lease shall bind and benefit alike the heirs, successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their seals on the day and year first above written.

TENANT                                  LANDLORD


By: /S/ James D. Forbes                 By: /S/ Tom Phelan
-----------------------                 ------------------
James D. Forbes (President)             Tom Phelan


Address:                                Address:
Century Casinos, Inc.                   4720 Forge Rd #106
50 South Steele Street #755             Colorado Springs, CO  80907
Denver, CO  80209



                             ADDITIONAL PROVISIONS



1.   Termination Clause
     The tenant has the option after year two of the lease to terminate the remaining term by paying the unamortized balance of the tenant improvement amount.

2.   Parking
     The tenant will have two reserved spaces included as part of this lease, at no extra cost.

3.   Finish Requirements
     The landlord will deliver a clean, ready to use suite, with sufficient electrical outlets.

4.   Options
     The tenant has 3 one year options to renew lease at same rate.

5.   Security Deposit
     With lease execution, tenant shall deposit one month's rent.

Initials: TENANT_________                                     LANDLORD_________